UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Supplemental Pension Plan Amendments

On December 6, 2006, the Compensation Committee of the Board of Directors took actions related to approval of amendments to the January 1, 1995 Executive Supplemental Pension Plan ("SERP"), in which Corning’s principal executive officer, principal financial officer and other named executive officers participate. The SERP amendments are effective December 6, 2006 and include: (1) adjusting the definitions of disability, hardship withdrawal and language regarding the acceleration of benefits, as well as delaying distributions for six months following trigger events, all in order to satisfy the requirements of the American Jobs Creation Act of 2004 ("Jobs Act"); (2) addition of noncompetition provisions so SERP benefit is forfeited if a retired executive competes with a Corning business; (3) adjusting the five-year Final Averaging Period from five consecutive calendar years to 60 consecutive months, and capping Final Average Pay at three times the named executive officer’s final annual base salary; (4) adjusting SERP distribution options to comply with the Jobs Act, so that the benefit start date is established and there is a six-month delay of the commencement of benefits; (5) increasing the benefit formula from 1.5% to 2.0% of Final Average Pay per year of service and capping service at 25 years (instead of uncapped previously); (6) modifying SERP vesting to occur at age 50 with 10 or more years of service, instead of at age 55; (7) adjusting unreduced/reduced options to allow commencement of unreduced benefit under amended SERP at (a) age 55 with at least 25 years of service (instead of 30 years today), or (b) age 60 with at least 10 years of service; and (8) grandfathering six executives who already have over 30 years of service under the existing 1.5% SERP formula.

The Named Executive Officers who participate in the SERP include Wendell P. Weeks (President and Chief Executive Officer); Peter F. Volanakis (Chief Operating Officer); James B. Flaws (Vice Chairman and Chief Financial Officer); Joseph A. Miller, Jr. (Executive Vice President and Chief Technology Officer); and Kirk P. Gregg (Executive Vice President and Chief Administrative Officer). Mr. James R. Houghton (Non-Executive Chairman of the Board) previously retired as a Corning employee and is not impacted by these SERP amendments. Mr. Flaws has over 30 years of service with Corning and is one of the executives grandfathered under the pre-amendment SERP formula.

For Messrs. Weeks, Volanakis, Miller and Gregg, the SERP amendments represent increases in the present value of accumulated benefits payable of $1,791,984; $2,576,118; $317,558; and $973,119, respectively. These incremental values are only earned when the executive becomes eligible to retire under the SERP in the future, and do not represent current income or benefit.

Executive Allowance Program Amendments

On December 6, 2006, the Compensation Committee of the Board of Directors took the following actions related to the 2007 Executive Allowance Program (the "Program") affecting the named executive officers who participate in this Program through which the company pays the cost of certain services. The Compensation Committee adopted a revised list of such eligible services for 2007 for only the named executive officers to include: (1) incremental expenses associated with non-business use of corporate aircraft; and (2) home security services. Financial services such as financial counseling, legal and investment advisory fees, and tax preparation will no longer be eligible services for the named executive officers in 2007. All named executive officers must pay any and all taxes resulting from income associated with the Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

December 12, 2006	By:	Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President - Finance